Exhibit 10.5

FOURTH AMENDMENT

THIS FOURTH AMENDMENT, dated as of March 13, 2014, but effective as of February 28, 2014 (this “Fourth Amendment”), to the Credit Agreement, dated as of August 22, 2012 as amended by the Waiver and First Amendment, dated as of July 17, 2013 (the “First Amendment”), as further amended by the Second Amendment, dated August 5, 2013 (the “Second Amendment”), and as further amended by the Third Amendment, dated January 15, 2014 (the “Third Amendment”) (as amended by the First Amendment, the Second Amendment and the Third Amendment and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Turtle Beach”), PARAMETRIC SOUND CORPORATION, a Nevada corporation (“PAMT” and together with Turtle Beach, each a “Borrower” and collectively, the “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“Holdings”), the various financial institutions and other Persons from time to time party thereto (the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”).

The Obligors hereby request that the Agent and the Lenders agree to the amendments provided for in this Fourth Amendment and the Agent and each of the Lenders is willing to agree to the amendments pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties to this Fourth Amendment hereby agree, on the terms and subject to the conditions set forth herein, as follows:

Section 1. Definitions. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in alphabetical order:

“Fourth Amendment” means the Fourth Amendment, dated as of March 13, 2014, by and among the Borrowers, Holdings, the Lenders and the Agent.

“Fourth Amendment Effective Date” means February 28, 2014.

(b) The definition of “Revolving Loan Commitment Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Loan Commitment Amount” means a maximum principal amount of (i) prior to Fourth Amendment Effective Date, $55,000,000, (ii) from the Fourth Amendment Effective Date until April 15, 2014, an amount equal to the greater of (a) $38,974,938 minus all repayments of Loans made after the Fourth Amendment Effective Date and (b) $35,000,000, and (iii) on and after April 15, 2014, $35,000,000, in each case, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

(c) Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Fourth Amendment Effective Date, each Lender agrees, severally but not jointly, that it will make Revolving Loans to the Borrowers equal to (i) such Lender’s Percentage of Revolving Loans multiplied by (ii) the aggregate amount of each Borrowing of Revolving Loans requested by the Borrowers. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, repay and reborrow Revolving Loans. No Lender shall be permitted or required to make any Revolving Loan if (A) after giving effect thereto, (i) the aggregate outstanding principal amount of all Revolving Loans of such Lender, plus (ii) such Lender’s Percentage of Revolving Loans multiplied by the aggregate amount of all Letter of Credit Outstandings, would exceed (i) such Lender’s Percentage of Revolving Loans multiplied by (ii) the then existing Revolving Loan Commitment Amount or (B) after giving effect thereto, Availability would be zero or less than zero.

(d) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.2 Reduction of Revolving Loan Commitment Amount. The Borrowers may (without premium or penalty), from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the Revolving Loan Commitment Amount on the Business Day so specified by the Borrowers; provided, however, that all such reductions shall require at least three (3) Business Days’ prior notice to the Agent and be permanent, and any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000. The Revolving Commitment Amount shall be automatically and permanently reduced, without any action of the Borrowers, the Administrative Agent or any Lender, on each day beginning with the Fourth Amendment Effective Date, and continuing until the Aggregate Revolving Commitment Amount is $35,000,000, by the principal amount of any prepayments made with respect to Revolving Loans. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of (i) the Letter of Credit Commitment Amount to an amount equal to the Revolving Loan Commitment Amount and (ii) the Swing Loan Commitment Amount to an amount equal to the Revolving Loan Commitment Amount, in each case as so reduced, without any further action on the part of the Issuer, and, in such case, each Lender’s Revolving Loan Commitment shall be reduced by its Percentage of the reduction of the Revolving Loan Commitment Amount.

(e) Section 2.9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Notwithstanding the foregoing, no Incremental Revolving Credit Commitment shall become effective under this Section 2.9 unless (i) the Agent has provided the Borrowers written consent to such Incremental Revolving Credit Commitment, (ii) on the date of such effectiveness, the conditions set forth in Section 5.2 have been satisfied and the Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrowers, and (iii) the Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Agent and consistent with those delivered on the Closing Date under Section 5.1.

(f) Section 3.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) [Reserved].

(g) Section 3.1(d) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replaced with the following:

For the avoidance of doubt, the Borrowers shall repay outstanding Revolving Loans on April 15, 2014 in an amount equal to the Total Revolving Exposure Amount minus the lesser of (1) $35,000,000 and (2) the Borrowing Base, to the extent such amount exceeds $0.

(h) Section 5.2(a) of the Credit Agreement is hereby amended by inserting the following as a new clause (iv) thereto:

(iv) the Fourth Amendment Effective Date shall not have occurred.

(i) Section 7.1(d)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) as soon as available and in any event within five (5) Business Days of the last day of each fiscal month (or, at the option of the Agent, five (5) Business Days after each of the last day and the 15th day of each fiscal month), commencing with the fiscal month ending August 25, 2012, (A) a monthly Borrowing Base Certificate for PAMT and its consolidated Subsidiaries and (B) a certificate (a “Liquidity Certificate”), in form and substance satisfactory to the Agent, demonstrating in reasonable detail compliance with Section 9.4; provided, however, that no Borrowing Base Certificate or Liquidity Certificate shall be required for the fiscal month ending February 28, 2014 and the Borrowing Base Certificate and Liquidity Certificate for the fiscal month ending March 31, 2014 shall be delivered on or before April 4, 2014

(j) Section 7.1 of the Credit Agreement is hereby amended by inserting the following as a new clause (h) thereto:

(h) a Borrowing Base Certificate for PAMT and its consolidated Subsidiaries (i) as of March 17, 2014, which Borrowing Base Certificate shall be delivered on or before March 21, 2014 (the “March 17th BBC”) and (ii) as of March 31, 2014, which Borrowing Base Certificate shall be delivered on or before April 4, 2014 (the “March 31st BBC”).

(k) Section 9.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.4 Minimum Liquidity. The Borrowers will not permit the Liquidity as of the last day of any fiscal month to be less than (a) $5,000,000 for each of the fiscal months ending December 31, 2013 and January 31, 2014 and (b) $5,000,000 for the fiscal month ending March 31, 2014 and each fiscal month thereafter; provided however that if any Liquidity Certificate delivered by the Borrowers demonstrates that the Borrowers failed to comply with this Section 9.4, the Borrowers shall have the right to cure such breach on the following terms and conditions:

(i) the Borrowers shall deliver to the Agent irrevocable written notice of their intent to cure the breach of Section 9.4 (a “Cure Notice”) concurrently with the delivery of the applicable Liquidity Certificate and such Cure Notice shall set forth the calculation of the applicable “Liquidity Cure Amount” (as hereinafter defined); and

(ii) if the Borrowers deliver a Cure Notice, the Borrowers or Holdings shall issue Subordinated Debt of the Borrowers or Holdings in an amount equal to at least the Liquidity Cure Amount no later than ten (10) Business Days after the date the applicable Liquidity Certificate was delivered. The “Liquidity Cure Amount” shall be defined as and shall be equal to an amount equal to the minimum amount which, when included in the calculation of Liquidity for the applicable fiscal month, would result in the Borrowers being in pro forma compliance with Section 9.4 as of such fiscal month.

(l) Section 10.2(s) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(s) additional unsecured Subordinated Debt incurred pursuant to the proviso set forth in Section 9.4 or Section 6 of the Fourth Amendment; provided that such Subordinated Debt (x) is on terms and conditions satisfactory to the Agent in its sole discretion and (y) is provided by the Sponsor or a third party satisfactory to the Agent in its sole discretion; provided, further, that terms and conditions substantially similar to the Subordinated Debt held by the Sponsor on the Consolidated Amendment Date shall be deemed satisfactory to the Agent.

Section 3. Representations and Warranties. Each Obligor represents and warrants to the Agent and each Lender that:

(a) such Obligor has the legal power and authority to execute and deliver this Fourth Amendment;

(b) after giving effect to this Fourth Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Fourth Amendment or by the performance or observance of any provision hereof, nor will any occur immediately after the effectiveness of this Fourth Amendment; and

(c) such Obligor has no claim or offset against, or defense or counterclaim to, any obligations or liabilities of such Obligor under the Credit Agreement or any other Credit Document.

Section 4. Effectiveness.

(a) The effectiveness of this Fourth Amendment is subject to the satisfaction of the following conditions precedent:

(i) the Agent shall have received counterparts of this Fourth Amendment that, when taken together, bear the signatures of the Obligors, Stripes Group (as defined below), the Agent and the Lenders;

(ii) after giving effect to this Fourth Amendment (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties of the Obligors contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;

(iii) the Agent shall have received (i) for the benefit of the Lenders, the fees required to be paid by the Borrowers pursuant to Section 5 below, (ii) for the benefit of PNC Capital Markets LLC (the “Lead Arranger”), the fees required to be paid by the Borrowers pursuant to the Fourth Amendment Effective Date Amendment Fee Letter, dated as of the date hereof, among the Agent, the Lead Arranger and the Borrowers, (iii) all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Agent) in connection with the preparation, negotiation and effectiveness of this Fourth Amendment and the other documents being executed or delivered in connection herewith, and (iv) any other amounts due and payable by the Borrowers hereunder or under the Credit Agreement in connection with the Fourth Amendment;

(iv) the Borrowers shall have repaid in full the unpaid principal amount of, and all interest with respect to, each Term Loan; and

(v) the Agent shall have received such additional documents, instruments and information as the Agent may reasonably request to effect the transactions contemplated hereby.

(b) Fourth Amendment Effective Date. Notwithstanding the date of execution of this Fourth Amendment, upon satisfaction of the conditions precedent set forth in Section 4(a) above, this Fourth Amendment shall be effective as of February 28, 2014 (the “Fourth Amendment Effective Date”).

Section 5. Fees. As consideration for the amendments to the Credit Agreement contemplated by this Fourth Amendment, the Borrowers shall pay to the Agent, for the benefit of each Lender party hereto, (a) an amendment fee in an amount equal to 75 basis points times the amount of such Lender’s Commitment as of the Fourth Amendment Effective Date (after giving effect to the repayment of the Term Loan on or prior to the Fourth Amendment Effective Date), which amendment fee shall be fully earned and be due and payable on the Fourth Amendment Effective Date and (b) an additional amendment fee (the “Additional Amendment Fee”) in an amount equal to 100 basis points times the amount of such Lender’s Commitment as of March 31, 2014, which Additional Amendment Fee shall be fully earned on the Fourth Amendment Effective Date and be due and payable on March 31, 2014; provided, however, that the Additional Amendment Fee shall not be required to be paid if on March 31, 2014, all of the Obligations have been indefeasibly paid in full (other than Letters of Credit that have been cash collateralized in a manner satisfactory to the Administrative Agent and the Issuer) and the Credit Agreement shall have been terminated and all Commitments have been terminated.

Section 6. Stripes Covenant.

(a) As consideration for the amendments to the Credit Agreement contemplated by this Fourth Amendment, the Borrowers and SG Growth Partners I LP, a Delaware limited liability partnership (“Stripes Group”) hereby covenant with Agent and the Lenders that:

(i) on April 4, 2014, the Borrowers shall issue and Stripes Group shall purchase Subordinated Debt on terms and pursuant to documentation substantially similar to the Subordinated Debt previously issued by Turtle Beach to Stripes Group in an aggregate principal amount of the excess, if any, by which the Total Revolving Exposure Amount exceeds the sum of (a) the Borrowing Base set forth on the March 17th BBC (provided, that if the Borrowers fail to deliver the March 17th BBC on or before March 21, 2014, the Borrowing Base shall be deemed to be $0) plus (b) $5,000,000;

(ii) on April 18, 2014, the Borrowers shall issue and Stripes Group shall purchase Subordinated Debt on terms and pursuant to documentation substantially similar to the Subordinated Debt previously issued by Turtle Beach to Stripes Group in an aggregate principal amount of the excess, if any, by which the Total Revolving Exposure Amount exceeds the lesser of (a) the Borrowing Base set forth on the March 31st BBC (provided, that if the Borrowers fail to deliver the March 31st BBC on or before April 4, 2014, the Borrowing Base shall be deemed to be $0) and (b) $35,000,000;

(iii) on or before the tenth (10th) Business Day after the date on which the Borrowers are required to deliver a Borrowing Base Certificate after March 31, 2014, the Borrowers shall issue and Stripes Group shall purchase Subordinated Debt on terms and pursuant to documentation substantially similar to the Subordinated Debt previously issued by Turtle Beach to Stripes Group in an aggregate principal of the excess, if any, by which the Total Revolving

Exposure Amount exceeds the lesser of (a) the Borrowing Base set forth on the most recently delivered Borrowing Base Certificate (provided, that if the Borrowers fail to deliver a Borrowing Base Certificate as required by Section 7.1(d)(i) of the Credit Agreement, the Borrowing Base shall be deemed to be $0) and (b) $35,000,000; and

(iv) on or before the tenth (10th) Business Day after the end of any fiscal month (commencing with fiscal month ending March 31, 2014) for which the Liquidity of the Borrowers is less than $5,000,000, the Borrowers shall issue and Stripes Group shall purchase Subordinated Debt on terms and pursuant to documentation substantially similar to the Subordinated Debt previously issued by Turtle Beach to Stripes Group in an aggregate principal amount equal to $5,000,000 minus the Liquidity of the Borrowers for such fiscal month.

Notwithstanding the foregoing, the Borrowers shall not be required to issue and Stripes Group shall not be required to purchase Subordinated Debt pursuant to this Section 6(a) in excess of $10,000,000 in the aggregate. The Borrower shall apply the proceeds of any Subordinated Debt issued as required by this Section 6 to immediately prepay the outstanding Revolving Loans and the Revolving Loan Commitment Amount shall be automatically reduced in an amount equal to such prepayment.

For the avoidance of doubt, if at any time the amount of a required payment on the Revolving Loans exceeds the Remaining Stripes Commitment, Borrowers shall immediately make a principal payment on the Revolving Loans equal to the amount of such excess. As used herein, the term “Remaining Stripes Commitment” means, at any time, $10,000,000.00 reduced by the then aggregate amount of Subordinated Debt purchased by Stripes Group pursuant to this Section 6(a).

(b) Stripes Group shall, at all times free and clear of all Liens (other than inchoate Liens that arise by operation of law, Liens in favor of the Agent and any Liens arising due to the obligations of Stripes Group under Section 6(a) above), have an aggregate amount of unfunded capital commitments of its limited partners plus unrestricted cash and cash equivalents of at least $10,000,000 (less an amount equal to the principal amount of Subordinated Debt purchased by Stripes Group after the Fourth Amendment Effective Date pursuant to Section 6(a) above). Stripes Group shall (a) preserve and maintain its legal existence and (b) preserve and maintain its rights (charter and statutory), privileges, franchises and permits necessary or desirable in the conduct of its business, except, in the case of clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect and shall comply with all applicable requirements of law, contractual obligations and permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect. Stripes Group shall not dissolve, liquidate, or wind up its affairs, or be a party to any transaction of merger or consolidation in which Stripes Group merges or consolidates with or into another Person unless Stripes Group is the survivor of such merger or consolidation.

Each Borrower and Stripes Group hereby agrees that Agent shall be entitled to the remedy of specific performance with respect to any violation by any Borrower or Stripes Group of the terms of this Section 6. Failure of either Borrower or Stripes Group to comply with or otherwise satisfy the covenants, representations and other requirements set forth in this Section 6 as expressly set forth above shall constitute an automatic Event of Default under the Credit Agreement. Upon the indefeasible payment in full of all Obligations, the termination of the Commitments and the termination of the Credit Documents, the obligations of Stripes Group under this Section 6 shall automatically terminate and be of no further force and effect.

Section 7. Waiver. Each Obligor, by signing below, hereby waives and releases the Agent and each of the Lenders and their respective Affiliates from any and all claims, offsets, defenses and counterclaims of which such Obligor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

Section 8. Entire Agreement. This Fourth Amendment, together with the Credit Agreement and the other Credit Documents, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 9. Effect of Fourth Amendment. Except as expressly set forth herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Fourth Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Fourth Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement with the amendments effected hereby. This Fourth Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

Section 10. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARDING TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OBLIGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS FOURTH AMENDMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

Section 11. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS FOURTH AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Fourth Amendment by facsimile transmission or e-mail shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as the Agent

By:	/s/ Keven Larkin
Name:	Keven Larkin
Title:	Vice President

SILICON VALLEY BANK, as a Lender

By:	/s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Bob Williams
Name:	Bob Williams
Title:	Senior Vice President

NATIONAL PENN BANK, as a Lender

By:	/s/ Alfred T. Doody
Name:	Alfred T. Doody
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Masaki Sone
Name:	Masaki Sone
Title:	Managing Director

FIRST NIAGARA BANK, N.A., as a Lender

By:	/s/ Troy Jellerette
Name:	Troy Jellerette
Title:	Vice President

TRISTATE CAPITAL BANK, as a Lender

By:	/s/ Ellen S. Frank
Name:	Ellen S. Frank
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By:	/s/ Richard Ohl
Name:	Richard Ohl
Title:	Vice President

M&T BANK, as a Lender

By:	/s/ Chris Turley
Name:	Chris Turley
Title:	Vice President

VOYETRA TURTLE BEACH, INC. VTB HOLDINGS, INC. PARAMETRIC SOUND CORPORATION

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

SOLELY FOR PURPOSES OF SECTION 6 HEREOF: SG GROWTH PARTNERS I, LP

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Managing Member